UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 4, 2026
(Date of earliest event reported)

C.H. ROBINSON WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-23189

Delaware	41-1883630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14701 Charlson Road
Eden Prairie, Minnesota 55347
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 952-937-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	CHRW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.

On November 2, 2026, C.H. Robinson Worldwide, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its existing credit agreement with a group of lenders led by U.S. Bank National Association (as previously amended, the “Existing Credit Agreement”, and as amended by the Amendment, the “Credit Agreement”). The Amendment, among other things, (i) extends the maturity date of the revolving credit facility under the Existing Credit Agreement from November 19, 2027 to October 31, 2031, (ii) increases the aggregate revolving commitments under the Existing Credit Agreement from $1.0 billion to $1.25 billion, which includes an increase to the letter of credit sublimit from $50 million to $150 million, (iii) increases the Company’s accordion facility from $500 million to $625 million, (iv) incorporates new EBITDA add-backs for unusual and extraordinary cash expenses, certain restructuring, integration and transaction costs, and projected cost savings and synergies related to permitted acquisitions (with certain of such add-backs subject to an aggregate cap of 15% of consolidated EBITDA for any period), (v) removes the restrictions on intercompany investments among the Company and its subsidiaries, (vi) increases thresholds with respect to monetary judgment defaults and material indebtedness, in each case from $125 million to $200 million, (vii) permits the release of subsidiary guarantors upon the satisfaction of certain conditions, including the release of such guarantors under the Note Purchase Agreement (as defined below) and other material indebtedness, and (viii) removes ESG-related provisions and adjustments. The Amendment also includes certain modifications to accommodate the Company’s previously announced acquisition of RXO, Inc. (“RXO”) under the Agreement and Plan of Merger, dated as of October 4, 2026 (the “RXO Acquisition”), and the related financing transactions.

The Amendment does not change the interest rate margins or commitment fee rates under the Existing Credit Agreement. The interest rate margins to Term SOFR or the applicable benchmark rate for the applicable currency are to remain in a range of 0.75% to 1.375%, and commitment fees remain in a range of 0.07% to 0.15%, in each case determined based on the Company’s S&P Rating and Moody’s Rating.

Under the Existing Credit Agreement, the Company is required to maintain a ratio of consolidated net funded debt (net of unrestricted cash in excess of $25 million) to consolidated EBITDA as of the end of each fiscal quarter of no more than 3.75 to 1.00, subject to the Company’s right in connection with a permitted acquisition to increase the maximum ratio to 4.25 to 1.00 for four fiscal quarters, beginning with the fiscal quarter in which such acquisition is consummated (a “Leverage Holiday”). The Amendment increases the number of Leverage Holidays permitted under the Credit Agreement from two to three. As previously reported, a Leverage Holiday will be deemed to have been elected upon completion of the RXO Acquisition. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto.

On November 2, 2026, the Company also entered into an amendment (the “NPA Amendment”) to its existing note purchase agreement with certain purchasers, as previously amended (as amended by the NPA Amendment, the “Note Purchase Agreement”). The NPA Amendment primarily makes conforming changes to covenants set forth above in the Credit Agreement, including with respect to the RXO Acquisition, consolidated EBITDA add-backs, the levels and provisions of the leverage ratio covenant, including the number of permitted Leverage Holidays, and increases the cross-default and judgment default thresholds from $125 million to $200 million. The NPA Amendment also provides that, during any Leverage Holiday, the interest rate on the notes will increase by 0.75% per annum if the leverage ratio exceeds 3.75 to 1.00 but is not greater than 4.00 to 1.00, and by 1.25% per annum if the leverage ratio exceeds 4.00 to 1.00. Except as explicitly amended, all of the terms and conditions of the Note Purchase Agreement remain in full force and effect. The foregoing description of the amendment to the Note Purchase Agreement is qualified in its entirety by reference to the full text of such amendment, a copy of which is attached hereto as Exhibit 10.2.

As a result of the effectiveness of the NPA Amendment and the previously disclosed Fifth Amendment to the then existing credit agreement, the portion of the commitments under the Bridge Facility provided for in the commitment letter, dated October 4, 2026, between the Company and Morgan Stanley Senior Funding, Inc., as previously disclosed in the Company’s Current Report on Form 8-K filed on October 5, 2026 relating to the backstop of amendments to the Company’s revolving credit facility and note purchase agreement, was terminated in accordance with the terms of such commitment letter, and the related backstop fees were correspondingly reduced.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The discussion under Item 1.01 is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Number	Description

10.1*
Sixth Omnibus Amendment dated as of November 2, 2026 among C.H. Robinson Worldwide, Inc., the guarantors and lenders party thereto and U.S. Bank National Association, as LC Issuer, Swing Line Lender and Administrative Agent for the lenders, to that certain Credit Agreement, dated as of October 29, 2012, by and among C.H. Robinson Worldwide, Inc., the lenders, and U.S. Bank National Association, as LC Issuer, Swing Line Lender and Administrative Agent for the lenders, as previously amended.

10.2	Fourth Amendment to Note Purchase Agreement dated as of November 2, 2026 by and among C.H. Robinson Worldwide, Inc., the noteholders party thereto and the guarantors party thereto.

104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL

*	Certain schedules and exhibits to the Credit Agreement attached as Exhibit A to the Sixth Omnibus Amendment have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C.H. ROBINSON WORLDWIDE, INC.

	By:	/s/ Dorothy G. Capers
Dorothy G. Capers
Chief Legal Officer and Secretary

Date: November 4, 2026